UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2010, Da-Lite Screen Company, Inc., an Indiana corporation (the “Company”), and its shareholders entered into an Amended and Restated Shareholders Agreement (the “Agreement”). The Agreement requires each shareholder signatory thereto to elect and vote for the persons currently serving as the Company’s directors. The Agreement also contains certain restrictions on the transfer of shares of the Company’s stock and provides for rights of first refusal, co-sale rights and preemptive rights in the event of certain transfers or issuances, as applicable, of the Company’s stock. The Agreement was filed as Exhibit 10.8 to the Company’s Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-166941), filed with the Securities and Exchange Commission on June 8, 2010 and is incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: June 9, 2010	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President – Finance and
Chief Financial Officer